Enex Resources Corporation -1-                  November 16, 1995




                                                     November 16, 1995




Enex Resources Corporation
Three Kingwood Place, Suite 200
Kingwood, Texas 77339


                                            Enex Oil & Gas Income Program II
                                            Series 1, LP
                                            95-002-106


Gentlemen:

At your request, we have estimated the fair market value as of July 1, 1995 for certain interests owned by the limited partners in Enex Oil & Gas Income Program II, Series 1, LP (Enex). The estimated fair market value is summarized by acquisition for this partnership as follows:


                                                                  Estimated
                 Acquisition                                Fair Market Value


              E. Seven Sisters                               $       203,825
              Comite A                                       $        53,500
              NW Esperance Point 'B&C'                       $         2,364
              Steamboat                                      $             0

              TOTAL                                          $       259,689


The fair market value was estimated using the income approach as opposed to the market data approach because it is difficult to identify sales of oil and gas properties that are comparable in net reserves, product prices, location, operating expenses, and operator expertise. For the proved producing properties, the discounted future net revenue is reduced to a fair market value by multiplying by a suitable fraction that accounts for the risk associated with an investment. For proved developed non-producing and proved undeveloped reserves, the present value of the required capital is added to the discounted future net revenue, a suitable risk factor is applied, and the present value of the capital is subtracted from that value. This approach assumes that the capital is invested with certainty and the resulting cash flow stream is burdened with the uncertainty. In all cases, the payout time and the internal rate-of-return for each fair market value estimate is computed and compared with that which a rational investor would expect.

Enex Resources Corporation         -2-                         December 6, 1995



The estimated discounted future net revenue is that revenue which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and capital expenditures, when applicable and then discounted at 10 percent using mid-year discounting. Surface and well equipment salvage values and well plugging and field abandonment costs have been considered in the revenue projections, when applicable. Future net revenue as stated in this report is before the deduction of federal income tax.


The following parameters are incorporated in the economic projections of the report. Market prices received by Enex from third party purchasers in June, 1995 are held constant in 1995 at $17.25 per barrel of oil for Louisiana and $17.00 per barrel for all other states, then escalated per Table 1 to a maximum price of $30.69 per barrel. June 1995 gas prices varied by area and BTU content and remained flat through 1995, then escalated per Table 1 to a maximum price of $3.80 per MMBTU. Operating and capital costs are escalated at an annual rate of 3 percent until the primary product reaches its maximum price. The actual prices that will be received and the associated costs may be more or less than those projected.

Extent and character of ownership, oil and gas prices, production data, capital expenditure estimates were provided by Enex and verified as follows: extent of ownership by reference to third party division orders, assignments, bills of sale and conveyance and stipulation of interest in our files, oil and gas prices by reference to information accompanying checks received as Enex's share of the proceeds of production from the oil and gas interests that are the subject of this report and posted price bulletins issued by purchasers of Enex's production. Price escalation rates were derived from published industry guidelines and are a composite of a published survey of rates used by energy lending institutions and operators of oil and gas properties. Production data were obtained from independent commercial data sources and direct operating costs were obtained by references to joint interest billings issued by the third party operators of Enex's oil and gas interests. Capital expenditures were extracted from AFE's (authorization for expenditure). No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study but were reviewed for reasonableness. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to estimate the fair market value shown in this report, we have relied in part on geological, engineering and economic data furnished by Enex, such as well logs and core analyses provided to Enex by the third party operators of Enex's oil and gas interests, and other data available from state records and commercial log libraries. Income may be subject to regulation and contract provisions and may fluctuate according to market demand or other factors beyond the control of the operator.

Enex Resources Corporation              -3-                 December 6, 1995



We are unrelated to Enex and we have no interest in the properties included in this report. In particular:

         1. We do not own a financial interest in Enex or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Enex that would affect our independence.

         4. We have verified and corroborated through sources unaffiliated with Enex all information provided by Enex and used by us in estimating the fair market value shown above.

         5. No instructions were given and no limitations were imposed by Enex on the scope or methodology to be used by us in preparing such estimates; we did not accept or incorporate any assumptions from Enex, but merely called upon Enex to the extent customary in the oil and gas industry to gather and provide certain background information which we determined to be relevant and appropriate, we determined what information to use, and how and to what extent such information should be relied upon, in estimating the fair market values shown above.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                                Yours very truly,

                                                H.J. GRUY AND ASSOCIATES, INC.





                                                Marilyn Wilson, P.E.
                                                Executive Vice President

Enex Resources Corporation              -4-                   December 6, 1995









                                                     James H. Hartsock, P.E.
                                                     Executive Vice President





                                                     Sylvia Castilleja
                                                     Reservoir Engineer

MW:JHH:SC:llb
Attachments
B:\PAGES2&3.INS

Enex Resources Corporation             -5-                   December 6, 1995


                                     TABLE 1
                             OIL AND GAS ESCALATIONS




                                   Oil Escalations        Gas Escalations
                                           %                     %
1996                                      5.2                   7.2
1997                                      5.0                   7.3
1998                                      4.3                   4.2
1999                                      3.2                   3.0
Thereafter                                3.3                   3.0

                                                     November 16, 1995




Enex Resources Corporation
Three Kingwood Place, Suite 200
Kingwood, Texas 77339


                                               Enex Oil & Gas Income Program II
                                               Series 2, LP
                                               95-002-106


Gentlemen:

At your request, we have estimated the fair market value as of July 1, 1995 for certain interests owned by the limited partners in Enex Oil & Gas Income Program II, Series 2, LP (Enex). The estimated fair market value is summarized by acquisition for this partnership as follows:


                                                                  Estimated
                 Acquisition                                Fair Market Value


              E. Seven Sisters                               $       212,350
              Comite A                                       $        13,910
              Steamboat                                      $             0

              TOTAL                                          $       226,260



The fair market value was estimated using the income approach as opposed to the market data approach because it is difficult to identify sales of oil and gas properties that are comparable in net reserves, product prices, location, operating expenses, and operator expertise. For the proved producing properties, the discounted future net revenue is reduced to a fair market value by multiplying by a suitable fraction that accounts for the risk associated with an investment. For proved developed non-producing and proved undeveloped reserves, the present value of the required capital is added to the discounted future net revenue, a suitable risk factor is applied, and the present value of the capital is subtracted from that value. This approach assumes that the capital is invested with certainty and the resulting cash flow stream is burdened with the uncertainty. In all cases, the payout time and the internal rate-of-return for each fair market value estimate is computed and compared with that which a rational investor would expect.

Enex Resources Corporation         -2-                         December 6, 1995



The estimated discounted future net revenue is that revenue which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and capital expenditures, when applicable and then discounted at 10 percent using mid-year discounting. Surface and well equipment salvage values and well plugging and field abandonment costs have been considered in the revenue projections, when applicable. Future net revenue as stated in this report is before the deduction of federal income tax.


The following parameters are incorporated in the economic projections of the report. Market prices received by Enex from third party purchasers in June, 1995 are held constant in 1995 at $17.25 per barrel of oil for Louisiana and $17.00 per barrel for all other states, then escalated per Table 1 to a maximum price of $30.69 per barrel. June 1995 gas prices varied by area and BTU content and remained flat through 1995, then escalated per Table 1 to a maximum price of $3.80 per MMBTU. Operating and capital costs are escalated at an annual rate of 3 percent until the primary product reaches its maximum price. The actual prices that will be received and the associated costs may be more or less than those projected.

Extent and character of ownership, oil and gas prices, production data, capital expenditure estimates were provided by Enex and verified as follows: extent of ownership by reference to third party division orders, assignments, bills of sale and conveyance and stipulation of interest in our files, oil and gas prices by reference to information accompanying checks received as Enex's share of the proceeds of production from the oil and gas interests that are the subject of this report and posted price bulletins issued by purchasers of Enex's production. Price escalation rates were derived from published industry guidelines and are a composite of a published survey of rates used by energy lending institutions and operators of oil and gas properties. Production data were obtained from independent commercial data sources and direct operating costs were obtained by references to joint interest billings issued by the third party operators of Enex's oil and gas interests. Capital expenditures were extracted from AFE's (authorization for expenditure). No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study but were reviewed for reasonableness. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to estimate the fair market value shown in this report, we have relied in part on geological, engineering and economic data furnished by Enex, such as well logs and core analyses provided to Enex by the third party operators of Enex's oil and gas interests, and other data available from state records and commercial log libraries. Income may be subject to regulation and contract provisions and may fluctuate according to market demand or other factors beyond the control of the operator.

Enex Resources Corporation               -3-                  December 6, 1995



We are unrelated to Enex and we have no interest in the properties included in this report. In particular:

         1. We do not own a financial interest in Enex or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Enex that would affect our independence.

         4. We have verified and corroborated through sources unaffiliated with Enex all information provided by Enex and used by us in estimating the fair market value shown above.

         5. No instructions were given and no limitations were imposed by Enex on the scope or methodology to be used by us in preparing such estimates; we did not accept or incorporate any assumptions from Enex, but merely called upon Enex to the extent customary in the oil and gas industry to gather and provide certain background information which we determined to be relevant and appropriate, we determined what information to use, and how and to what extent such information should be relied upon, in estimating the fair market values shown above.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                                Yours very truly,

                                                H.J. GRUY AND ASSOCIATES, INC.





                                                Marilyn Wilson, P.E.
                                                Executive Vice President

Enex Resources Corporation              -4-                   December 6, 1995









                                                     James H. Hartsock, P.E.
                                                     Executive Vice President





                                                     Sylvia Castilleja
                                                     Reservoir Engineer

MW:JHH:SC:llb
Attachments
B:\PAGES2&3.INS

Enex Resources Corporation             -5-                   December 6, 1995


                                     TABLE 1
                             OIL AND GAS ESCALATIONS




                                   Oil Escalations        Gas Escalations
                                           %                     %
1996                                      5.2                   7.2
1997                                      5.0                   7.3
1998                                      4.3                   4.2
1999                                      3.2                   3.0
Thereafter                                3.3                   3.0

                                                     November 16, 1995



Enex Resources Corporation
Three Kingwood Place, Suite 200
Kingwood, Texas 77339


                                               Enex Oil & Gas Income Program II
                                               Series 3, LP
                                               95-002-106

Gentlemen:

At your request, we have estimated the fair market value as of July 1, 1995 for certain interests owned by the limited partners in Enex Oil & Gas Income Program II, Series 3, LP (Enex). The estimated fair market value is summarized by acquisition for this partnership as follows:

                                                                  Estimated
                 Acquisition                                Fair Market Value


              E. Seven Sisters                               $       133,610
              Comite A                                       $        12,840
              Steamboat                                      $             0
              Newport                                        $        24,600
              Blair                                          $         8,200
              Hanson                                         $        28,140

              TOTAL                                          $       207,390


The fair market value was estimated using the income approach as opposed to the market data approach because it is difficult to identify sales of oil and gas properties that are comparable in net reserves, product prices, location, operating expenses, and operator expertise. For the proved producing properties, the discounted future net revenue is reduced to a fair market value by multiplying by a suitable fraction that accounts for the risk associated with an investment. For proved developed non-producing and proved undeveloped reserves, the present value of the required capital is added to the discounted future net revenue, a suitable risk factor is applied, and the present value of the capital is subtracted from that value. This approach assumes that the capital is invested with certainty and the resulting cash flow stream is burdened with the uncertainty. In all cases, the payout time and the internal rate-of-return for each fair market value estimate is computed and compared with that which a rational investor would expect.

Enex Resources Corporation         -2-                         December 6, 1995



The estimated discounted future net revenue is that revenue which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and capital expenditures, when applicable and then discounted at 10 percent using mid-year discounting. Surface and well equipment salvage values and well plugging and field abandonment costs have been considered in the revenue projections, when applicable. Future net revenue as stated in this report is before the deduction of federal income tax.


The following parameters are incorporated in the economic projections of the report. Market prices received by Enex from third party purchasers in June, 1995 are held constant in 1995 at $17.25 per barrel of oil for Louisiana and $17.00 per barrel for all other states, then escalated per Table 1 to a maximum price of $30.69 per barrel. June 1995 gas prices varied by area and BTU content and remained flat through 1995, then escalated per Table 1 to a maximum price of $3.80 per MMBTU. Operating and capital costs are escalated at an annual rate of 3 percent until the primary product reaches its maximum price. The actual prices that will be received and the associated costs may be more or less than those projected.

Extent and character of ownership, oil and gas prices, production data, capital expenditure estimates were provided by Enex and verified as follows: extent of ownership by reference to third party division orders, assignments, bills of sale and conveyance and stipulation of interest in our files, oil and gas prices by reference to information accompanying checks received as Enex's share of the proceeds of production from the oil and gas interests that are the subject of this report and posted price bulletins issued by purchasers of Enex's production. Price escalation rates were derived from published industry guidelines and are a composite of a published survey of rates used by energy lending institutions and operators of oil and gas properties. Production data were obtained from independent commercial data sources and direct operating costs were obtained by references to joint interest billings issued by the third party operators of Enex's oil and gas interests. Capital expenditures were extracted from AFE's (authorization for expenditure). No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study but were reviewed for reasonableness. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to estimate the fair market value shown in this report, we have relied in part on geological, engineering and economic data furnished by Enex, such as well logs and core analyses provided to Enex by the third party operators of Enex's oil and gas interests, and other data available from state records and commercial log libraries. Income may be subject to regulation and contract provisions and may fluctuate according to market demand or other factors beyond the control of the operator.

Enex Resources Corporation               -3-                 December 6, 1995



We are unrelated to Enex and we have no interest in the properties included in this report. In particular:

         1. We do not own a financial interest in Enex or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Enex that would affect our independence.

         4. We have verified and corroborated through sources unaffiliated with Enex all information provided by Enex and used by us in estimating the fair market value shown above.

         5. No instructions were given and no limitations were imposed by Enex on the scope or methodology to be used by us in preparing such estimates; we did not accept or incorporate any assumptions from Enex, but merely called upon Enex to the extent customary in the oil and gas industry to gather and provide certain background information which we determined to be relevant and appropriate, we determined what information to use, and how and to what extent such information should be relied upon, in estimating the fair market values shown above.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                                Yours very truly,

                                                H.J. GRUY AND ASSOCIATES, INC.





                                                Marilyn Wilson, P.E.
                                                Executive Vice President

Enex Resources Corporation              -4-                   December 6, 1995









                                                     James H. Hartsock, P.E.
                                                     Executive Vice President





                                                     Sylvia Castilleja
                                                     Reservoir Engineer

MW:JHH:SC:llb
Attachments
B:\PAGES2&3.INS

Enex Resources Corporation             -5-                   December 6, 1995


                                     TABLE 1
                             OIL AND GAS ESCALATIONS




                                   Oil Escalations        Gas Escalations
                                           %                     %
1996                                      5.2                   7.2
1997                                      5.0                   7.3
1998                                      4.3                   4.2
1999                                      3.2                   3.0
Thereafter                                3.3                   3.0

                                                     November 16, 1995




Enex Resources Corporation
Three Kingwood Place, Suite 200
Kingwood, Texas 77339

                                               Enex Oil & Gas Income Program II
                                               Series 4, LP
                                               95-002-106

Gentlemen:

At your request, we have estimated the fair market value as of July 1, 1995 for certain interests owned by the limited partners in Enex Oil & Gas Income Program II, Series 4, LP (Enex). The estimated fair market value is summarized by acquisition for this partnership as follows:

                                                                  Estimated
                 Acquisition                                Fair Market Value


              E. Seven Sisters                               $       110,360
              Comite A                                       $         9,630
              Steamboat                                      $             0
              Newport                                        $        24,600
              Blair                                          $        10,250
              Hanson                                         $        26,264

              TOTAL                                          $       181,104


The fair market value was estimated using the income approach as opposed to the market data approach because it is difficult to identify sales of oil and gas properties that are comparable in net reserves, product prices, location, operating expenses, and operator expertise. For the proved producing properties, the discounted future net revenue is reduced to a fair market value by multiplying by a suitable fraction that accounts for the risk associated with an investment. For proved developed non-producing and proved undeveloped reserves, the present value of the required capital is added to the discounted future net revenue, a suitable risk factor is applied, and the present value of the capital is subtracted from that value. This approach assumes that the capital is invested with certainty and the resulting cash flow stream is burdened with the uncertainty. In all cases, the payout time and the internal rate-of-return for each fair market value estimate is computed and compared with that which a rational investor would expect.

Enex Resources Corporation         -2-                         December 6, 1995



The estimated discounted future net revenue is that revenue which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and capital expenditures, when applicable and then discounted at 10 percent using mid-year discounting. Surface and well equipment salvage values and well plugging and field abandonment costs have been considered in the revenue projections, when applicable. Future net revenue as stated in this report is before the deduction of federal income tax.


The following parameters are incorporated in the economic projections of the report. Market prices received by Enex from third party purchasers in June, 1995 are held constant in 1995 at $17.25 per barrel of oil for Louisiana and $17.00 per barrel for all other states, then escalated per Table 1 to a maximum price of $30.69 per barrel. June 1995 gas prices varied by area and BTU content and remained flat through 1995, then escalated per Table 1 to a maximum price of $3.80 per MMBTU. Operating and capital costs are escalated at an annual rate of 3 percent until the primary product reaches its maximum price. The actual prices that will be received and the associated costs may be more or less than those projected.

Extent and character of ownership, oil and gas prices, production data, capital expenditure estimates were provided by Enex and verified as follows: extent of ownership by reference to third party division orders, assignments, bills of sale and conveyance and stipulation of interest in our files, oil and gas prices by reference to information accompanying checks received as Enex's share of the proceeds of production from the oil and gas interests that are the subject of this report and posted price bulletins issued by purchasers of Enex's production. Price escalation rates were derived from published industry guidelines and are a composite of a published survey of rates used by energy lending institutions and operators of oil and gas properties. Production data were obtained from independent commercial data sources and direct operating costs were obtained by references to joint interest billings issued by the third party operators of Enex's oil and gas interests. Capital expenditures were extracted from AFE's (authorization for expenditure). No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study but were reviewed for reasonableness. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to estimate the fair market value shown in this report, we have relied in part on geological, engineering and economic data furnished by Enex, such as well logs and core analyses provided to Enex by the third party operators of Enex's oil and gas interests, and other data available from state records and commercial log libraries. Income may be subject to regulation and contract provisions and may fluctuate according to market demand or other factors beyond the control of the operator.

Enex Resources Corporation               -3-                  December 6, 1995



We are unrelated to Enex and we have no interest in the properties included in this report. In particular:

         1. We do not own a financial interest in Enex or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Enex that would affect our independence.

         4. We have verified and corroborated through sources unaffiliated with Enex all information provided by Enex and used by us in estimating the fair market value shown above.

         5. No instructions were given and no limitations were imposed by Enex on the scope or methodology to be used by us in preparing such estimates; we did not accept or incorporate any assumptions from Enex, but merely called upon Enex to the extent customary in the oil and gas industry to gather and provide certain background information which we determined to be relevant and appropriate, we determined what information to use, and how and to what extent such information should be relied upon, in estimating the fair market values shown above.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                                Yours very truly,

                                                H.J. GRUY AND ASSOCIATES, INC.





                                                Marilyn Wilson, P.E.
                                                Executive Vice President

Enex Resources Corporation              -4-                   December 6, 1995









                                                     James H. Hartsock, P.E.
                                                     Executive Vice President





                                                     Sylvia Castilleja
                                                     Reservoir Engineer

MW:JHH:SC:llb
Attachments
B:\PAGES2&3.INS

Enex Resources Corporation             -5-                   December 6, 1995


                                     TABLE 1
                             OIL AND GAS ESCALATIONS




                                   Oil Escalations        Gas Escalations
                                           %                     %
1996                                      5.2                   7.2
1997                                      5.0                   7.3
1998                                      4.3                   4.2
1999                                      3.2                   3.0
Thereafter                                3.3                   3.0

                                  ATTACHMENT 1

                                  ATTACHMENT 1
                      DEFINITIONS FOR OIL AND GAS RESERVES 1

RESERVES

Reserves are estimated  volumes of crude oil,  condensate,  natural gas, natural gas liquids, and associated substances anticipated to be commercially recoverable from known accumulations from a given date forward, under existing economic conditions, by established operating practices, and under current government regulations. Reserve estimates are based on interpretation of geologic and/or engineering data available at the time of the estimate.

Reserve estimates generally will be revised as reservoirs are produced, as additional geologic and/or engineering data become available, or as economic conditions change.

Reserves do not include volumes of crude oil, condensate, natural gas, or natural gas liquids being held in inventory. If required for financial reporting or other special purposes, reserves may be reduced for on-site usage and/or processing losses.

The ownership status of reserves may change due to the expiration of a pro-duction license or contract; when relevant to reserve assignment such changes should be identified for each reserve classification.

Reserves may be attributed to either natural reservoir energy, or improved recovery methods. Improved recovery includes all methods for supplementing natural reservoir energy to increase ultimate recovery from a reservoir. Such methods include (1) pressure maintenance, (2) cycling, (3) waterflooding, (4) thermal methods, (5) chemical flooding, and (6) the use of miscible and immis-cible displacement fluids.

All reserves estimated involve some degree of uncertainty, depending chiefly on the amount and reliability of geologic and engineering data available at the time of the estimate and the interpretation fo these data. The relative degree of uncertainty may be conveyed by placing reserves in one of two classifica-tions, either proved or unproved. Unproved reserves are less certain to be re-covered than proved reserves and may be subclassified as probable or possible to denote progressively increasing uncertainty.

PROVED RESERVES

Proved reserves can be estimated with reasonable certainty to be recoverable under current economic conditions. Current economic conditions include prices and costs prevailing at the time of the estimate. Proved reserves may be devel-oped or undeveloped.

--------------------

1 Approved by the Board of Directors, Society of Petroleum Engineers, Inc. and the Board of Directors of the Society of Petroleum Evaluation Engineers in 1987.

In general, reserves are considered proved if commercial producibility of the reservoir is supported by actual production or formation tests. The term proved refers to the estimated volume of reserves and not just to the productivity of the well or reservoir. In certain instances, proved reserves may be assigned on the basis of electrical and other type logs and/or core analysis that indicate subject reservoir is hydocarbon bearing and is analogous to reservoirs in the same area that are producing, or have deomonstrated the ability to produce on a formation test.

The area of a reservoir considered proved includes (1) the area delineated by drilling and defined by fluid contacts, if any, and (2) the undrilled areas that can be reasonably judged as commercially productive on the basis of available geological and engineering data. In the absence of data on fluid contracts, the lowest known structural occurrence of hydocarbons controls the proved limit unless otherwise indicated by definitive engineering of performance data.

Proved reserves must have facilities to process and transport those reserves to market that are operational at the time of the estimate, or there is a commit-ment or reasonable expectations to install such facilities in the future.

In general, proved undeveloped reserves are assigned to undrilled locations that satisfy the following conditions: (1) the locations are direct offsets to wells that have indicated commercial production in the objective formation, (2) it is reasonably certain that the locations are within the known proved productive limits of the objective formation, (3) the locations conform to existing well spacing regulations, if any, and (4)it is reasonably certain that the locations will be developed. Reserves for other undrilled locations are classified as proved undeveloped only in those cases where interpretations of data from wells indicate that the objective formation is laterally continuous and contains com-mercially recoverable hydrocarbons at locations beyond direct offsets.

Reserves that can be produced through the application of established improved recovery methods are included in the proved classifications when (1) successful testing by a pilot project or favorable production or pressure response of an insalled program in that reservoir, or one in the immediate area with similar rock and fluid properties, provides support for the engineering analysis on which the project or program is based and (2) it is reasonably certain the pro-ject will proceed.

Reserves to be recovered by improved recovery methods that have yet to be esta-blished through repeated commercially successful applications are included in the proved classification only (1) after a favorable production response from subject reservoir from either (a) a representative pilot or (b) an installed program, where the response provides support for the engineering analysis on which the project is based, and (2) it is reasonably certain the project will proceed.

UNPROVED RESERVES

Unproved reserves are based on geologic and/or engineering data similar to that used in estimates of proved reserves; but technological, contractual, economic, or regulatory uncertainties preclude such reserves being classified as proved. They may be estimated assuming future economic conditions different from those prevailing at the time of the estimate.

Estimates of unproved reserves may be made for internal planning or special evaluations, but are not routinely compiled.

Unproved reserves are not to be added to proved reserves because of different levels of uncertainty.

Unproved reserves may be divided into two subclassifications: probable and pos-sible.

Probable Reserves - Probable reserves are less certain than proved reserves and can be estimated with a degree of certainty sufficient to indicate they are more likely to be recovered than not.

In general, probable reserves may include (1) reserves anticipated to be proved by normal stepout drilling where subsurface control is inadequate to classify these reserves as proved, (2) reserves in formations that appear to be productive base on log characteristics but that lack core data or definitive tests and which are not analogous to producing or proved reservoirs in the area,
(3) incremental reservoirs attributable to infill drilling that otherwise could be classified as prove but closer to statutory spacing had not been approved at the time of the estimate, (4) reserves attributable to an improved recovery method which has been established by repeated commercially successful applications when a project or pilot is planned but not in operation and rock, fluid, and reservoir characteristics appear favorable for commercial application, (5) reserves in an area of a formation that has been proved productive in other areas of the field but subject area appears to be separated from the proved area by faulting and the geologic interpretation indicates subject area is structurally higher than the proved area, (6) reserves attributable to a successful workover, treatment, retreatment, change of equipment, or other mechanical procedure, where such procedure has not been proved successful in wells exhibiting similar behavior in analogous reservoirs, and (7) incremental reserves in a proved producing reservoir where an alternate interpretation of performance or volumetric data indicates significantly more reserves than can be classified as proved.

Possible Reserves - Possible reserves are less certain than probable reserves and can be estimated with a low degree of certainty, insufficient to indicate whether they are more likely to be recovered than not.

In general, possible reserves may include (1) reserves suggested by structural and/or stratigraphic extrapolation beyond area classified as probable, based on geologic and/or geophysical interpretation, (2) reserves in formations that appear to be hydrocarbon bearing based on logs or cores but that may not be productive at commercial rates, (3) incremental reserves attributable to infill drilling that are subject to technical uncertainty, (4) reserves attributable to an improved recovery method when a project or pilot is planned but not in opera-tion and rock, fluid, and reservoir characteristics are such that a reasonable doubt exists that the project will be commercial, and (5) reserves in an area of a formation that has been proved productive in other areas of the field but subject area appears to be separated from the proved area by faulting and geologic interpretation indicates subject area is structurally lower than the proved area.

RESERVE STATUS CATEGORIES

Reserve status categories define the development and producing status of wells and/or reservoirs.

Developed - Developed reserves are expected to be recovered from existing wells (including reserves behind pipe). Improved recovery reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor. Developed reserves may be subcategorized as producing or nonproducing.

         Producing -       Producing reserves are expected to be recovered from
                           completion intervals open at the time of the estimate and producing. Improved recovery reserves are consid-ered to be producing only after an improved recovery project is in operation.

         Nonproducing  -  Non producing reserves include shut-in and behind-pipe reserves. Shut-in reserves are expected to be recover-ed from completion intervals open at the time of the estimate, but which had not started producing, or where shut-in for market conditions or pipeline conec-tion, or were not capable of production for mechanical reasons, and the time when sales will start is uncer-tain.

Behind-pipe reserves are expected to be recovered from zones behind casing in existing wells, which will require additional completion work or a future recompletion prior to the start of production.

Undeveloped - Undeveloped reserves are expected to be recovered: (1) from new wells on undrilled acreage, (2) from deepening existing wells to a different reservoir, or (3) where a relatively large expenditure is required to (a) recomplete an existing well or (b) install production or transportation facilities or improved recovery projects.